Exhibit 15.1

Awareness Letter of KPMG, Independent Auditor

September 28, 2016

The Board of Directors

Australia and New Zealand Banking Group Limited

Level 9, 833 Collins Street

Docklands Vic 3008

Re: Registration Statement No. 333-207127

With respect to the subject:

(i)	registration statement (No. 333-207127) on Form SF-3 of Macquarie Leasing Pty Limited (the “Registration Statement”); and

(ii)	the related prospectus relating to SMART ABS Series 2016-2US Trust (the “Prospectus”)

We acknowledge our awareness of the use therein of our reports dated May 2, 2016 and May 4, 2015, related to our reviews ofinterim financial information, consisting ofthe unaudited condensed consolidated financial statements for the six month periods ending March 31, 2016 and March 31, 2015, respectively.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG

KPMG

/s/ Andrew Yates
Andrew Yates Partner Melbourne, Australia

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.